UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2007

Integral Vision, Inc.

(Exact Name of Registrant as Specified in its Charter)

Michigan (State of other Jurisdiction of Incorporation)	0-12728 (Commission File Number)	38-2191935 (I.R.S. Employer Identification No.)

49113 Wixom Tech Drive, Wixom, Michigan (Address of Principal Executive Offices)		48393 (Zip Code)

Registrant’s telephone number, including area code: 248-668-9230

 Former Name/Address
(Former name or former address, if changed from last report)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangement for Certain Executive Officers

On September 7, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Integral Vision, Inc. (the “Company”) rescinded the stock grants awarded to certain executive officers on August 30, 2007 and disclosed on the Company’s Form 8-K filed with the Securities and Exchange Commission on August 31, 2007.

On September 7, 2007, the Committee authorized the issuance of stock options (the “Stock Options”) under the Company’s 2004 Employee Stock Option Plan (the “Plan”) to the following individuals in accordance with the schedule below:

	Andy Blowers,	Jeffrey J. Becker,	Mark R. Doede,
	Chief Technology	Senior Vice-President	Chief Financial
	Officer		Officer/
Chief Operating
Officer/ President
After 1 year	160,000	80,000	80,000

The Stock Options will vest after a period of one year, provided, such vesting period for any option recipient may be accelerated by the Committee in any time in its sole discretion. If for any reason an option recipient ceases to be an employee of the Company prior to the vesting of his Stock Options, his Stock Options may not be exercised and will immediately cease to exist. In all other respects not conflicting with the foregoing provisions, the Stock Options will be according to the terms and provisions of the Plan.

The exercise price per share of common stock of the Company subject to the Stock Options is $0.35.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTEGRAL VISION, INC.

Dated: September 10, 2007	By:	/s/ Mark R. Doede
Mark R. Doede President, Chief Operating Officer and Chief Financial Officer